SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-RURAL CELLULAR CL A
GAMCO ASSET MANAGEMENT INC.
11/27/07 27,900 44.0500
11/26/07 2,100 44.0500
11/23/07 135,000 44.1002
11/20/07 9,400 43.8985
11/20/07 30,000 43.8985
GABELLI FUNDS, LLC.
GABELLI UTILITY TRUST
11/26/07 32,200 44.1000
THE GABELLI GLOBAL DEAL FUND
11/27/07 80,000 44.0600
11/26/07 12,400 44.1048
11/20/07 21,100 43.8985
GABELLI ABC FUND
11/26/07 30,000 44.1000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.